Exhibit 10.1

Execution Version

August 8, 2018

Apache Midstream LLC

2000 Post Oak Blvd., Suite 100

Houston, TX 77056

Re: Option Agreements

Ladies and Gentlemen:

Reference is made to the following agreements: (1) the Equity Purchase Option Agreement dated as of December 20, 2017 by and between Kinder Morgan Texas Pipeline LLC and Apache Midstream LLC (“Apache Midstream”) (the “GCX Option Agreement”); (2) the Shin Oak Pipeline Equity Option Agreement dated as of May 23, 2018 and entered into by and between Enterprise Products Operating LLC and Apache Midstream (the “Shin Oak Option Agreement”); (3) the Option Agreement to Purchase Partners Interest in EPIC Crude Holdings, LP dated as of May 10, 2018 and entered into by and among EPIC Midstream Holdings, LP, EPIC Crude Holdings, LP, EPIC Crude Holdings GP, LLC, and Apache Midstream (the “EPIC Option Agreement” and, together with the GCX Option Agreement and the Shin Oak Option Agreement, the “Option Agreements”); and (4) the Contribution Agreement entered into as of even date hereof by and among Apache Midstream, Kayne Anderson Acquisition Corp. (“Kayne”), and the Companies (as such term is defined in the Contribution Agreement) (the “Contribution Agreement”). Kayne, Apache Corporation (“Apache”), with respect to Sections 2(a)(ii), 2(b) and 2(c) only, and Apache Midstream are each sometimes herein referred to individually as a “Party” and sometimes collectively referred to as the “Parties.” For purposes of this letter agreement and Apache Midstream’s and Apache’s obligations hereunder, “commercially reasonable efforts” means Apache Midstream’s and Apache’s efforts in accordance with reasonable commercial practice and without incurrence of unreasonable expense, and provided always that “commercially reasonable efforts” shall not require Apache Midstream or Apache to provide, or to cause any of their respective affiliates to provide, any guaranty or credit support or to take any actions or incur any expenses not required or set forth in the Option Agreements.

Kayne, Apache, with respect to Sections 2(a)(ii), 2(b) and 2(c) only, and Apache Midstream hereby agree as follows:

1.

Apache Midstream Obligations. Apache Midstream shall comply in all material respects with the terms and conditions of each of the Option Agreements and use commercially reasonable efforts to preserve the ability of Kayne or its designated subsidiaries to exercise the options from and after the closing of the transactions contemplated by the Contribution Agreement (“Closing”) in accordance with the terms set forth in the Option Agreements.

2.	Option Agreements. In furtherance, but not in limitation, of the obligations set forth in Section 1 of this letter agreement:

a.	GCX Option Agreement.

(i) Apache Midstream shall use commercially reasonable efforts to cause Kayne’s designated subsidiary to be determined an Eligible Person (as such term is defined in the Amended and Restated Limited Liability Company Agreement of Gulf Coast Express Pipeline LLC, dated as of December 19, 2017 (the “LLC Agreement”)) at the time such designated subsidiary is proposed to be admitted as a Member of the Company (as such term is defined in the LLC Agreement). If Kayne’s designated subsidiary is not determined to be an Eligible Person at the time such designated subsidiary is proposed to be admitted as a Member of the Company, then (A) prior to the expiration of the option set forth in the GCX Option Agreement, Apache Midstream shall exercise in full the option set forth in the GCX Option Agreement within the time specified for such exercise in the GCX Option Agreement and (B) as soon as reasonably practicable thereafter and provided that Apache Midstream is admitted as a Member (as such term is defined in the LLC Agreement) in accordance with the LLC Agreement, (1) Apache Midstream shall transfer and assign to Kayne’s designated subsidiary the equity interests in the Company that Apache Midstream received upon the exercise of such option and (2) Kayne shall reimburse Apache Midstream for any capital costs incurred by Apache Midstream in connection with the exercise of such option.

(ii) To the extent within Apache’s control and until the earlier of Kayne’s designated subsidiary’s admission as a Member of the Company under Section 2(a)(i) or December 31, 2018, Apache shall use commercially reasonable efforts to not cause the termination of any of the Transportation Agreements (as such term is defined in the GCX Option Agreement); provided, however, that this Section 2(a)(ii) does not apply to any Apache termination right in any Transportation Agreement (as such term is defined in the GCX Option Agreement), and nothing in this Section 2(a)(ii) shall prevent or prohibit Apache from exercising any such termination right pursuant to any or all of such Transportation Agreements (as such term is defined in the GCX Option Agreement), and the Parties agree that any such termination shall not, in any circumstances, be a breach of this Section 2(a)(ii).

b.

Shin Oak Option Agreement. To the extent within Apache’s control, Apache shall use commercially reasonable efforts to not cause the failure of the condition precedent set forth in Section 3(g)(iii) of the Shin Oak Option Agreement or termination of the NGL Purchase Agreement (as such term is defined in the Shin Oak Option Agreement).

c.

EPIC Option Agreement. Apache shall (i) to the extent within Apache’s control, use commercially reasonable efforts to ensure that no Event of Default has occurred and is continuing to occur in the Transportation Agreement (as such terms are defined in the EPIC Option Agreement) and (ii) use commercially reasonable efforts to provide any necessary equity commitment letter pursuant to and as required, if applicable, under Section 3(l)(ii) of the EPIC Option Agreement.

3.	Repurchase of the Option Interests:

a.

GCX Option: If, (i) as a result of Apache Midstream breaching its obligations set forth in Section 1 or Section 2a(i) of this letter agreement (ii) Apache breaching its obligations set forth in Section 2(a)(ii) of this letter agreement, or (iii) Apache exercising a termination right under the Transportation Agreements (as such term is defined in the GCX Option Agreement) as permitted under Section 2(a)(ii) of this letter agreement, Kayne or its designated subsidiary is unable to exercise the option set forth in the GCX Option Agreement or acquire the equity interest in the Company on the same economic terms and on the same timeframe as specified in the GCX Option Agreement (either pursuant to an assignment in accordance with Section 2a of this letter agreement or otherwise) and (ii) Closing (as defined in the Contribution Agreement) has occurred, then Apache Midstream shall forfeit 16,500,000 Common Units (as such term is defined in the Contribution Agreement) and a corresponding number of shares of Buyer Class C Common Stock (as defined in the Contribution Agreement), and Kayne shall transfer, or shall cause the transfer of, the GCX Option to Apache Midstream or one of Apache Midstream’s designated affiliates. Upon such forfeiture by Apache Midstream, (i) Kayne agrees that it shall have no further recourse, cause of action, claim, or other redress whatsoever against Apache Midstream or any affiliate of Apache Midstream in respect of the GCX Option Agreement or this letter agreement as it relates to the GCX Option Agreement, and (ii) Kayne waives any and all other potential claims against, and releases from all other liability, Apache Midstream or any of Apache Midstream’s affiliates with respect to any matters relating to or arising from the GCX Option Agreement or this letter agreement as it relates to the GCX Option Agreement.

b.

Shin Oak Option. If, (i) as a result of Apache Midstream breaching its obligations set forth in Section 1 of this letter agreement or Apache breaching its obligations set forth in Section 2b of this letter agreement, Kayne or its designated subsidiary is unable to exercise the option set forth in the Shin Oak Option Agreement and (ii) Closing (as defined in the Contribution Agreement) has occurred, then Apache Midstream shall forfeit 18,500,000 Common Units and a corresponding number of shares of Buyer Class C Common Stock, and Kayne shall transfer, or shall cause the transfer of, the Shin Oak Option to Apache Midstream or one of Apache Midstream’s designated affiliates. Upon such forfeiture by Apache Midstream, (i) Kayne agrees that it shall have no further recourse, cause of action, claim, or other redress whatsoever against Apache Midstream or any affiliate of Apache Midstream in respect of the Shin Oak Option Agreement or this letter Agreement as it relates to the Shin Oak Option Agreement, and (ii) Kayne waives any and all other potential claims against, and releases from all other liability, Apache Midstream or any of Apache Midstream’s affiliates with respect to any matters relating to or arising from the Shin Oak Option Agreement or this letter agreement as it relates to the Shin Oak Option Agreement.

c.

EPIC Option. If, (i) as a result of Apache Midstream breaching its obligations set forth in Section 1 of this letter agreement or Apache breaching its obligations set forth in Section 2c of this letter agreement, Kayne or its designated subsidiary is unable to exercise the option set forth in the EPIC Option Agreement and (ii) Closing (as defined in the

Contribution Agreement) has occurred, then Apache Midstream shall forfeit 5,000,000 Common Units and a corresponding number of shares of Buyer Class C Common Stock, and Kayne shall transfer, or shall cause the transfer of, the EPIC Option to Apache Midstream or one of Apache Midstream’s designated affiliates. Upon such forfeiture by Apache Midstream, (i) Kayne agrees that it shall have no further recourse, cause of action, claim, or other redress whatsoever against Apache Midstream or any affiliate of Apache Midstream in respect of the EPIC Option Agreement or this letter agreement as it relates to the EPIC Option Agreement, and (ii) Kayne waives any and all other potential claims against, and releases from all other liability, Apache Midstream or any of Apache Midstream’s affiliates with respect to any matters relating to or arising from the EPIC Option Agreement or this letter agreement as it relates to the EPIC Option Agreement.

d.

Sole and Exclusive Remedy. Kayne agrees that the forfeiture of Common Units and Buyer Class C Common Stock set out in Sections 3(a)-3(c) of this letter agreement shall be the sole and exclusive remedy for any breach by Apache or Apache Midstream, as applicable, of any covenant, undertaking, agreement, or other obligation made pursuant to Section 1 or Sections 2(a)-2(c), as applicable, or any other provision of this letter agreement.

4.

Common Units and Buyer Class C Common Stock. From and after Closing and until this letter agreement is terminated in accordance with Section 6 of this letter agreement, Apache Midstream shall at all times hold a number of Common Units and shares of Buyer Class C Common Stock sufficient to fulfill its obligations under Section 3 of this letter agreement.

5.

Miscellaneous. The following provisions of the Contribution Agreement shall apply to this letter agreement mutatis mutandis: Section 9.2(b) (Waiver of Unrecoverable Damages); Section 10.5 (Binding Effect), Section 10.6 (Governing Law; Consent to Jurisdiction; Severability; Waiver of Jury Trial), Section 10.7 (Amendments), Section 10.10 (Assignment and Successors and Assigns), and Section 10.11 (Counterparts).

6.

Termination. With respect to each Option Agreement, this letter agreement shall continue in full force until the sooner to occur of (i) the expiration of such Option Agreement and (ii) the termination of the Contribution Agreement in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this letter agreement to be executed by their respective, duly authorized representatives effective as of the date first written above.

APACHE CORPORATION, as a party hereto for Sections 2(a)(ii), 2(b) and 2(c) only

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title: Chief Financial Officer and Executive Vice President

APACHE MIDSTREAM LLC

By:	/s/ Brian W. Freed
Name:	Brian W. Freed
Title:	Senior Vice President

[Signature Page to Side Letter re: Option Agreements]

KAYNE ANDERSON ACQUISITION CORP.

By:	/s/ Robert S. Purgason
Name:	Robert S. Purgason
Title:	Chief Executive Officer

[Signature Page to Side Letter re: Option Agreements]